Exhibit 99.1
PepsiCo Reports Strong Earnings on 9% Third-Quarter Sales Increase
PURCHASE, N.Y., October 12, 2006 — PepsiCo reported a 73% increase in third quarter earnings per share to $0.88. Earnings growth includes the impact of a $0.27 per share tax charge incurred in the prior year related to the Company’s repatriation of cash. Excluding the impact of the prior year tax charge, EPS increased 12%.
PepsiCo CEO Indra Nooyi said, “We are very pleased with our performance for the quarter, especially as we are cycling very strong performance from the third quarter of 2005 -- when revenue was up 13% and Division operating profit increased 14%. Each of our businesses had very strong top line growth. Our International business in particular performed very well, with double-digit sales and operating profit gains. This quarter demonstrates the flexibility we have within our portfolio to overcome cost challenges and competitive pressures to deliver strong top line and bottom line results.”
Operating profit performance benefited from the sales gains, but operating margins were affected by higher costs and increased marketplace spending, principally within the PepsiCo Beverages North America division. Cost increases were driven by higher orange costs -- a key input for the Company’s Tropicana Pure Premium product -- and by higher supply chain costs for Gatorade to meet increases in peak seasonal demand. In addition, the Company increased discretionary marketplace investment at PBNA. The impact of the higher costs and discretionary marketplace investment at PBNA accounted for more than the total operating margin decline.
“We are very confident in our outlook for the balance of the year as all our businesses are performing well,” said Nooyi. “Given the strength of the Company’s performance through the first three quarters of 2006 and our outlook for the fourth quarter, we are increasing our full-year 2006 earnings guidance to at least $2.98 per share, which represents a double-digit increase to both our reported and core 2005 earnings, and exceeds by $0.05 per share the earnings target we set at the beginning of 2006.”

Summary of PepsiCo Third Quarter 2006 Results

	% Growth Rate
	Quarter Alone	Year to Date
Volume (Servings)	6	7
Net Revenue	9	10
Division Operating Profit	6	9
Reported Net Income	71	30
Core Net Income (excludes prior year tax item)	11	12
Reported EPS	73	31
Core EPS (excludes prior year tax item)	12	13
Summary of Division Third Quarter Results

	% Growth Rate
	Quarter Alone			Year to Date
		Net	Oper.		Net	Oper.
	Volume	Revenue	Profit	Volume	Revenue	Profit
FLNA	3	7	6	3	7	6
PBNA	4	3.5	(4)	5	9	4
PI*	12/8	16	17	10/10	14	19
QFNA	8	10	11	4.5	8	5.5
Total Divisions*	8/6	9	6	6/8	10	9
*	Snacks/beverages
Frito-Lay North America (FLNA) net revenue increased 7% on gains across key brands
Net revenue growth was driven by double-digit gains in trademark Tostitos, SunChips and Quaker snacks; mid-single-digit growth in trademark Lay’s and Cheetos; and low-single-digit growth in trademark Doritos. Volume increased 3% in salty snacks and mid-single-digits in other macro snacks. Net revenue growth benefited from the volume gains and from effective net pricing. The Stacy’s Pita Chip Company acquisition contributed approximately 0.5 percentage points to both revenue and volume growth.
Operating profit reflected the revenue growth, offset somewhat by higher commodity costs, primarily energy and cooking oil.
PepsiCo Beverages North America (PBNA) reported solid volume gains, driven by double-digit non-carbonated beverage growth
Volume growth was driven by a 13% increase in non-carbonated beverages, partially offset by a 2% decline in carbonated soft drinks (CSDs) in the quarter. The non-carbonated portfolio performance was driven by double-digit gains in trademark Aquafina, Lipton ready-to-drink teas and Propel fitness water, and high-single-digit growth in Gatorade sports drinks. The CSD decline reflects a low-single-digit decline in trademark Pepsi, offset slightly by positive performance for trademarks Mountain Dew and Sierra Mist. Diet CSDs across all trademarks posted a slight gain, while regular CSDs declined low-single digits.

Net revenue grew in line with volume. Positive mix benefits, reflecting the strength of non-carbonated beverages, and price increases were offset by higher trade incentives and the timing of concentrate shipments to bottlers. Favorable Canadian foreign exchange rates contributed approximately 0.5 percentage point to net revenue growth.
Operating profit declined 4%, as the division faced its most difficult comparison from the prior year, when operating profit increased 16%. The operating profit results reflect the higher trade incentives, higher orange costs associated with the division’s Tropicana Pure Premium business, higher supply chain costs in Gatorade to meet increased peak seasonal demand, and higher energy costs. These increases were offset somewhat by lower advertising and marketing expense.
PepsiCo International (PI) operating profit grew 17% on broad-based top line growth
Broad-based international snacks volume growth of 12% was led by high-single-digit growth at Sabritas in Mexico and double-digit growth in Russia, Turkey and Egypt. Acquisitions contributed three percentage points of growth.
International beverage volume grew 8%, driven by mid-single-digit growth in CSDs and double-digit growth in non-carbonated beverages. Broad-based gains were led by double-digit growth in the Middle East, China, Russia and Argentina.
Third Quarter 2006 PI Regional Volume Growth

	% Growth Rate
	Snacks		Beverages
	Quarter Alone	Year to Date	Quarter Alone	Year to Date
Latin America	5	4	5.5	7
Europe MEA	20	18	11	12
Asia Pacific	14	15	5	11
Total PI	12	10	8	10
Net revenue growth of 16% resulted from the broad-based volume gains and effective net pricing. Acquisitions contributed three percentage points of growth. Foreign currency contributed one point of net revenue growth based on favorable euro and British pound exchange rates, partially offset by a weaker Mexican peso.
Operating profit grew 17% driven primarily by the net revenue growth, and partially offset by increased raw material and energy costs and unfavorable comparisons in other administrative expenses. Net acquisitions did not contribute to the growth rate. The net gain from the sale of non-core cereal brands contributed four percentage points of growth and foreign currency contributed one point.
Quaker Foods North America (QFNA) grew net revenue and operating profit double digits
Volume growth was broad-based and reflected double-digit growth in Oatmeal, high- single-digit growth in Aunt Jemima syrup and mix, and mid-single-digit growth in ready-

to-eat cereals. Revenue gains reflected the volume growth, positive mix and favorable Canadian foreign exchange rates, offset somewhat by lower net pricing. Operating profit growth reflected the net revenue growth, partially offset by higher cost of sales due to higher raw material and energy costs.
PBG share sales, reduced tax rate and repurchases of common shares contributed to earnings growth
Corporate unallocated expenses decreased by $29 million, or 15%. Departmental general and administrative costs, the largest component of corporate unallocated expenses, were essentially flat. Increased costs associated with the Company’s Business Process Transformation initiatives were more than offset by the impact of a $45 million charge in 2005 to conform the Company’s method of accounting across all divisions for certain freight, distribution and employee benefits costs.
Bottling equity income included an increase of $20 million in the pretax gain on the sale of shares in The Pepsi Bottling Group (PBG).
The effective tax rate was 27.0% in the quarter. The third quarter 2005 effective tax rate of 53.8% included a 25.1 percentage point impact of the charge associated with the Company’s international cash repatriation.
The Company repurchased approximately $688 million of its common shares in the quarter, contributing to a 0.9% reduction in the number of weighted-average shares outstanding.
Company updates 2006 full-year guidance assumptions
The Company stated it expects 2006 full-year earnings of at least $2.98 per share. The Company’s guidance assumes its full-year effective tax rate to be 28.0%. Management reaffirmed full-year cash flow guidance, with cash flow from operating activities of approximately $6.2 billion, net capital spending of approximately $2.2 billion and share repurchases of approximately $3 billion.
About PepsiCo
PepsiCo is one of the world’s largest food and beverage companies with annual revenues of more than $32 billion. Its principal businesses include Frito-Lay snacks, Pepsi-Cola beverages, Gatorade sports drinks, Tropicana juices and Quaker foods. Its portfolio includes 17 brands that generate $1 billion or more each in annual retail sales.
Cautionary Statement
This release contains statements concerning PepsiCo’s expectations for future performance. Any such forward-looking statements are inherently speculative and are based on currently available information, operating plans and projections about future events and trends. As such, they are subject to numerous risks and uncertainties. Actual results and performance may be significantly different from expectations. The Company undertakes no obligation to update any such forward-looking statements. Please see the

Company’s filing with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, for a discussion of specific risks that may affect performance.
Miscellaneous Disclosures
Conference call: At 11 a.m. (Eastern Time) today, the Company will host a conference call with investors to discuss third quarter 2006 results and the outlook for the full year 2006. For details visit the Company’s website at www.pepsico.com
Reconciliation: In discussing financial results and guidance, the Company may refer to certain non-GAAP measures. A reconciliation of any such non-GAAP measures to reported financial statements can be found under “PepsiCo Financial Press Releases” on the Company’s website in the “Investors” section.
“Effective net pricing” refers to the combined impact of mix and price. “Net pricing” refers to the combined impact of list price changes, discounts and allowances.
Bottler Volume: Volume for products sold by the Company’s bottlers is reported by the Company on a monthly basis, with the third quarter comprising June, July and August.
Acquisition impacts to PI regional volume growth: For the quarter, acquisitions contributed 7 points to Europe, Middle East and Africa (EMEA) snacks and 2 points to Asia Pacific Snacks. For the year to date, acquisitions contributed 5 points to EMEA snacks, 2 points to Asia Pacific snacks and 1 point to EMEA beverages.

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions except per share amounts, unaudited)

	12 Weeks Ended		36 Weeks Ended
	9/9/06	9/3/05	9/9/06	9/3/05
Net Revenue	$8,950	$8,184	$24,754	$22,466

Costs and Expenses
Cost of sales	4,030	3,515	11,018	9,699
Selling, general and administrative expenses	3,063	2,952	8,702	8,181
Amortization of intangible assets	41	37	108	103

Operating Profit	1,816	1,680	4,926	4,483

Bottling Equity Income	225	209	485	430
Interest Expense	(51)	(58)	(172)	(161)
Interest Income	39	37	110	88

Income before Income Taxes	2,029	1,868	5,349	4,840

Provision for Income Taxes	548	1,004	1,491	1,870

Net Income	$1,481	$864	$3,858	$2,970

Diluted
Net Income Per Common Share	$0.88	$0.51	$2.28	$1.74
Average Shares Outstanding	1,688	1,703	1,690	1,709

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions, unaudited)

	12 Weeks Ended		36 Weeks Ended
	9/9/06	9/3/05	9/9/06	9/3/05
Net Revenue

Frito-Lay North America	$2,642	$2,461	$7,602	$7,097

PepsiCo Beverages North America	2,608	2,520	7,104	6,522

PepsiCo International	3,298	2,839	8,830	7,716

Quaker Foods North America	402	364	1,218	1,131

Total Net Revenue	$8,950	$8,184	$24,754	$22,466

Operating Profit

Frito-Lay North America	$694	$655	$1,897	$1,788

PepsiCo Beverages North America	603	628	1,657	1,598

PepsiCo International	554	473	1,471	1,232

Quaker Foods North America	123	111	389	369

Division Operating Profit	1,974	1,867	5,414	4,987

Corporate	(158)	(187)	(488)	(504)

Total Operating Profit	$1,816	$1,680	$4,926	$4,483

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
(in millions, unaudited)

	36 Weeks Ended
	9/9/06	9/3/05
Operating Activities
Net income	$3,858	$2,970
Depreciation and amortization	940	896
Stock-based compensation expense	191	215
Excess tax benefits from share-based payment arrangements	(91)	—
Cash payments for merger-related costs and other restructuring charges	—	(21)
Pension and retiree medical plan contributions	(90)	(104)
Pension and retiree medical plan expenses	371	306
Bottling equity income, net of dividends	(409)	(345)
Deferred income taxes and other tax charges and credits	48	290
Change in accounts and notes receivable	(785)	(751)
Change in inventories	(246)	(104)
Change in prepaid expenses and other current assets	2	48
Change in accounts payable and other current liabilities	263	163
Change in income taxes payable	242	918
Other, net	(2)	77

Net Cash Provided by Operating Activities	4,292	4,558

Investing Activities
Snack Ventures Europe (SVE) minority interest acquisition	—	(750)
Capital spending	(1,130)	(796)
Sales of property, plant and equipment	37	65
Investment in finance assets	(11)	—
Other acquisitions and investments in noncontrolled affiliates	(444)	(302)
Cash proceeds from sale of The Pepsi Bottling Group (PBG) stock	285	177
Divestitures	37	3
Short-term investments, net	1,099	(1,858)

Net Cash Used for Investing Activities	(127)	(3,461)

Financing Activities
Proceeds from issuances of long-term debt	25	13
Payments of long-term debt	(136)	(145)
Short-term borrowings, net	(2,034)	1,221
Cash dividends paid	(1,359)	(1,209)
Share repurchases — common	(2,157)	(2,085)
Share repurchases — preferred	(7)	(14)
Proceeds from exercises of stock options	1,008	707
Excess tax benefits from share-based payment arrangements	91	—

Net Cash Used for Financing Activities	(4,569)	(1,512)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	13	(21)

Net Decrease in Cash and Cash Equivalents	(391)	(436)

Cash and Cash Equivalents — Beginning of year	1,716	1,280

Cash and Cash Equivalents — End of period	$1,325	$844

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in millions)

	9/9/06	12/31/05
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$1,325	$1,716
Short-term investments	2,075	3,166

Accounts and notes receivable, net	4,154	3,261

Inventories
Raw materials	855	738
Work-in-process	172	112
Finished goods	935	843

	1,962	1,693

Prepaid expenses and other current assets	623	618

Total Current Assets	10,139	10,454

Property, plant and equipment, net	9,111	8,681
Amortizable intangible assets, net	613	530

Goodwill	4,473	4,088
Other nonamortizable intangible assets	1,164	1,086

Nonamortizable Intangible Assets	5,637	5,174

Investments in noncontrolled affiliates	3,626	3,485
Other assets	3,140	3,403

Total Assets	$32,266	$31,727

Liabilities and Shareholders’ Equity
Current Liabilities
Short-term obligations	$568	$2,889
Accounts payable and other current liabilities	6,498	5,971
Income taxes payable	668	546

Total Current Liabilities	7,734	9,406

Long-term debt obligations	2,528	2,313
Other liabilities	4,534	4,323
Deferred income taxes	1,462	1,434

Total Liabilities	16,258	17,476

Commitments and Contingencies

Preferred stock, no par value	41	41
Repurchased preferred stock	(117)	(110)

Common Shareholders’ Equity
Common stock	30	30
Capital in excess of par value	527	614
Retained earnings	23,546	21,116
Accumulated other comprehensive loss	(811)	(1,053)

	23,292	20,707
Less: Repurchased common stock	(7,208)	(6,387)

Total Common Shareholders’ Equity	16,084	14,320

Total Liabilities and Shareholders’ Equity	$32,266	$31,727

PepsiCo, Inc. and Subsidiaries
Supplemental Share and Option Data
(in millions of shares, except average share and exercise prices, and unaudited)

	12 Weeks Ended		36 Weeks Ended
	9/9/06	9/3/05	9/9/06	9/3/05
Beginning Net Shares Outstanding	1,650	1,673	1,656	1,679
Options Exercised	8	3	27	20
Shares Repurchased	(11)	(15)	(36)	(38)

Ending Net Shares Outstanding	1,647	1,661	1,647	1,661

Weighted Average Basic	1,648	1,668	1,652	1,674
Dilutive Securities:
Options	33	31	32	31
Restricted Stock Units	5	2	4	2
ESOP Convertible Preferred Stock/Other	2	2	2	2

Weighted Average Diluted	1,688	1,703	1,690	1,709

Average Share Price for the Period	$62.52	$54.68	$60.05	$54.40
Growth Versus Prior Year	14%		10%

Options Outstanding	133	162	141	169
Options in the Money	133	162	141	165
Dilutive Shares from Options	33	31	32	31
Dilutive Shares from Options as a % of Options in the Money	25%	19%	23%	19%

Average Exercise Price of Options in the Money	$44.12	$41.70	$43.82	$41.19

Reconciliation of GAAP and Non-GAAP Information
(unaudited)
We recognized a tax charge in the third quarter of 2005 related to the Company’s repatriation of $7.5 billion of international earnings under the provisions of the American Jobs Creation Act (AJCA). This tax charge was adjusted slightly in the fourth quarter of 2005. In addition, we recorded restructuring charges in the fourth quarter of 2005 to reduce costs in our operations, principally through headcount reductions. In 2005, we had an additional week of results (53rd week) as our fiscal year ends on the last Saturday of each December, resulting in an additional week of results every five or six years.
The financial measures listed below are not measures defined by generally accepted accounting principles (GAAP). However, we believe investors should consider these measures as they are consistent with how management evaluates our operational results and trends. Specifically, investors should consider the following with respect to our quarterly results:
•	Our third quarter 2005 and third quarter 2006 division operating profit and division operating profit growth;

•	Our third quarter 2005 net income and 2006 net income growth without the impact of the AJCA tax charge;

•	Our third quarter 2005 diluted EPS and 2006 diluted EPS growth amounts without the impact of the AJCA tax charge; and

•	Our 2005 diluted EPS and 2006 projected diluted EPS growth without the impact of the AJCA tax charge, 53rd week and restructuring and impairment charges.
Operating Profit Growth Reconciliation

	36 Weeks	12 Weeks	12 Weeks
	Ended	Ended	Ended
	9/9/06	9/9/06	9/3/05
Total Operating Profit Growth	9.9%	8.1%	11.1%
Impact of Corporate Unallocated.	(1.3)	(2.4)	2.8

Division Operating Profit Growth	8.6%	5.7%	13.9%

Net Income Reconciliation (in millions)

	12 Weeks	12 Weeks
	Ended	Ended
	9/9/06	9/3/05	% Change
Reported Net Income	$1,481	$864	71
Impact of AJCA Tax Charge	—	468

Net Income Excluding AJCA Tax Charge	$1,481	$1,332	11

	36 Weeks	36 Weeks
	Ended	Ended
	9/9/06	9/3/05	% Change
Reported Net Income	$3,858	$2,970	30
Impact of AJCA Tax Charge	—	468

Net Income Excluding AJCA Tax Charge	$3,858	$3,438	12

Diluted EPS Reconciliation

	12 Weeks	12 Weeks
	Ended	Ended
	9/9/06	9/3/05	% Change
Reported Diluted EPS	$0.88	$0.51	73
Impact of AJCA Tax Charge	—	0.27

Diluted EPS Excluding AJCA Tax Charge	$0.88	$0.78	12

Reconciliation of GAAP and Non-GAAP Information (cont.)
(unaudited)
Diluted EPS Reconciliation (cont.)

	36 Weeks	36 Weeks
	Ended	Ended
	9/9/06	9/3/05	% Change
Reported Diluted EPS	$2.28	$1.74	31
Impact of AJCA Tax Charge	—	0.27

Diluted EPS Excluding AJCA Tax Charge	$2.28	$2.01	13

		Year
	2006	Ended
	Guidance	12/31/05	% Change
Reported Diluted EPS	$2.98+	$2.39	25%
AJCA Tax Charge	—	0.27
53rd Week	—	(0.03)
Restructuring and Impairment Charges	—	0.03

Diluted EPS Excluding AJCA Tax Charge, 53rd Week and Restructuring and Impairment Charges	$2.98+	$2.66	12%